UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: October 25, 2006)

CHINA MOBILITY SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-26559	330-751560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

#900 - 789 West Pender Street, Vancouver, B.C. Canada V6C 1H2

(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (604) 632-9638

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR240.13e-4(c))

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Item 8.01  Other Events

China Mobility Solutions, Inc. (the “Company”) disclosed in a Current Report on Form 8-K for August 31, 2006, that it had not repaid $3,350,000 of Senior Convertible Debentures due August 15, 2006 (the “Debentures”). The Company stated that it had sufficient cash on hand and had applied to the government authority (State Administration of Foreign Exchange (“SAFE”)) in the People's  Republic of China to approve converting its subsidiaries' funds into U.S. dollars and repay the Debentures.

The Company's operating subsidiary in China has advised the Company that its application to SAFE to convert the funds to repay the Company's Debentures from the Company's Chinese subsidiary has been denied. On October 25, 2006, the Company retained the law firm of Wyatt & Wang in Beijing to assist it comply with the Beijing Rule of Liquidation of companies with foreign investment (the “Rule of Liquidation”). The Company has been advised that the Rule of Liquidation is the sole means of assuring repayment of the Debentures. The Company does not believe it will affect its subsidiaries' business operations as reorganized. The Company has begun the process to submit an application for such liquidation to the Bureau of Ministry of Commerce (“BOMOC”). The liquidation will take between 180 to 270 days. Part of the reason for the delay is the requirement of the liquidator to appoint an auditor to do the appraisal of an evaluation of the assets of the Company and to submit such appraisal to the BOMOC for its approval.

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984579.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA MOBILITY SOLUTIONS, INC.
(Registrant)

Date: October 31, 2006	By: /s/ Angela Du
Angela Du, President